CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Blockchain Holding Capital Ventures, Inc. (the “Registrant”) on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), I, Daniel Wong, Chief Operating Officer and Acting Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: April 10, 2019

/s/ Daniel Wong

Daniel Wong, COO

and Acting Principal Financial Officer